UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2008
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
80 West Century Road
Paramus, New Jersey 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective December 24, 2008, the Board of Directors (the “Board”) of Hudson City Bancorp, Inc. (the “Company”) adopted amendments to Articles II and IV of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide for majority voting in uncontested elections of directors. Under the Bylaws, as amended, an incumbent director who does not receive the required majority vote must promptly tender his or her resignation. The Board committee responsible for recommending nominees for appointment or election to the Board, which is currently the Nominating and Governance Committee, will consider the resignation and make a recommendation to the Board as to whether the resignation should be accepted. Previously, the Bylaws required that directors be elected by a plurality of the votes cast. The amendments to the Bylaws became effective immediately upon adoption by the Board.
     The text of the Bylaw amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.1	Amendments to the Amended and Restated Bylaws of Hudson City Bancorp, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.
By:	/s/ James C. Kranz
James C. Kranz
Executive Vice President and Chief Financial Officer

Dated: December 29, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 3.1	Amendments to the Amended and Restated Bylaws of Hudson City Bancorp, Inc..